Code: 2012 New District No. 0214

Working Capital Loan Contract

(2012 Edition)

Special Notice: Both parties enter into this contract legally, through consultation and on an equal and voluntary basis. All the terms in the contract reflect truthfully both parties’ desires. In order to protect the legal rights of the Borrower, the Lender specifically requests that the Borrower pay close attention to all of the terms concerning each party’s rights and obligations, particularly the sections highlighted in black ink.

Lender: Industrial & Commercial Bank of China (ICBC), Zhenjiang New District Branch

Responsible person: Xi CaiJiang                    Contact person: Huang Dong

Business address: Xing Gang Road North, Da Gang, Zhenjiang New District     Zip Code: 212132

Phone:  83375315      Fax:                  E-mail: ___________

Borrower: Zhenjiang Wowjoint Heavy-duty Machinery Co. Ltd.

Legal representative:  Zhang Fude                 Contact person: Zhao Yuming

Business address: No. 36, Ding Mao Nan Hang Fourth Road, Zhenjiang New District     Zip Code: 212132

Phone:    0511-80863363      Fax:          E-mail: _________

The Borrower and the Lender through fair consultation agree on the terms on which the Lender shall grant loans to the Borrower. This contract is entered into so as to reflect such agreements.

Section 1: Loan Terms

Article 1: Loan purpose

The purpose of the loan under this contract is as followed. Without written consent of the Lender, the Borrower may not borrow for other purposes. The Lender shall have the right to monitor use of loan funds.

The purpose of the loan under this contract is for procurement of raw materials.

Article 2: Loan amount and term

2.1 Currency of borrowing under this contract is RMB. The amount is 11 million.

2.2 The loan term is 6 months, starting from the actual date of withdrawal (if withdraw in phases, then start from the date of first withdrawal). The actual date of withdrawal corresponds to the date on the borrowing certificate.

Article 3: Interest rate, interest and fees

3.1 Methods to determine interest rates on RMB loans:

Interest rates on RMB loans can be determined using the following 2 methods:

(1) fixed interest rate, annual interest rate N/A%. Interest rate remains unchanged during the life of the contract.

(2) Floating interest rate, borrowing rates is calculated using the benchmark lending rate plus a floating rate, of which the benchmark lending rate is set on withdrawal date (withdrawal date or contract effective date) and uses the agreed loan period in Article 2.2 corresponding to the People's Bank of China benchmark lending rate for the same period. Floating rate is set for zero (Float upward / float downward / zero) by 0%. The floating rate range shall remain unchanged during the life of the contract. After loan withdrawal, the borrowing rate is to set to 1 (1/3/6/12) month for the first loan period for interest rate calculation. The second rate-setting date is corresponding to the date of the end of the first loan period; if at the time of rate setting, the month does not have a corresponding date to the loan withdrawal date, then the date is set to the last day of the month, and so on. If the borrowing is in phases, the borrowing rate is adjusted according to the following A method:

A. During the same period, regardless of how many withdrawals, the interest rates are determined on the interest setting date, and all of the loans will be adjusted at the same time during the next period.

B. Each withdrawal is determined and adjusted separately.

C. Others: N/A

3.2 Methods to determine interest rates on foreign currency loans:

Interest rates on foreign currency loans can be determined using the following N/A methods:

(1) fixed interest rate, annual interest rate N/A%. Interest rate remains unchanged during the life of the contract.

(2) Floating interest rate, borrowing rate is set to N/A Months N/A (LIBOR / HIBOR) as the base rate plus N/A Basis points (a basis point = 0.01%) to determine a floating interest rate. During the contract period, basis point spread remains unchanged. If the borrowing is in phases, the borrowing rate is determined separately for each withdrawal. After the withdrawal, base rate is adjusted and calculated based on the following N/A method:

A. Base rate is adjusted corresponding to the period. The second rate-setting date is corresponding to the date of the end of the first loan period; if at the time of rate setting, the month does not have a corresponding date to the loan withdrawal date, then the date is set to the last day of the month, and so on.

B. Base rate is adjusted on the first day of each interest period.

C. Others: N/A

3.3 Interest on borrowing under this contract is accrued daily starting from the actual date of withdrawal, based on monthly (monthly / quarterly / half yearly) interest settlement. At loan maturity, interest and principal must be repaid fully at the same time. Daily interest rate = annual interest rate / 360.

3.4 Penalty rate for overdue loans is calculated using the original loan interest rate plus 30% surcharge. Penalty rate for misappropriated loans is calculated using the original loan interest rate plus 50% surcharge.

3.5 Except interest, the Borrower must pay to the Lender commitment fee. The commitment fee is based on the difference between the loan amount according to Article 2 and the Borrower’s withdrawn amount (billing cycle average daily balance) and N/A% annual rate, can be paid using the following N/A methods:

(1) one-time payment at the end of the billing cycle date to the Lender.

(2) After effective date of the contract, the 20th day of each N/A (month/quarter/half year). Pay to the Lender in phases, until end of the billing cycle date.

If this is a revolving loan, the billing cycle refers to the period of use of revolving loan facilities. If this is not a revolving loan, the billing cycle refers to the period between the contract signing date to the last loan drawdown date according to Article 4.

Article 4: Loan withdrawal (not appropriate for revolving loan)

The Borrower shall borrow money based on actual needs. The first loan withdrawal must be before 2013.04.30 and the last withdrawal must be before 2013.04.30. Otherwise the Lender shall have the right to cancel all or part of the loan.

Article 5: Loan repayment

5.1 The Borrower shall choose the following #1 way to repay loans:

(1) One-time loan repayment on final maturity date.

(2) Amortization in accordance with the following repayment plans (if there is more content, additional pages can be attached):

Planned repayment time N/A

Planned repayment amount (in RMB’00000) N/A

5.2 Under the following circumstances, the Borrower shall repay loans immediately after funds are available. The Borrower is not required to pay compensation due to early repayment:

N/A

5.3 Except circumstances outlined in Clause 5.2, if the Borrower prepays the loan amount, the Borrower is required to pay compensation to the Lender. The compensation can be calculated as followed: prepayment amount x remaining loan period (months) x N/A%, if the remaining loan period is less than 1 month, then consider as 1 month.

Article 6: Special Conditions for Revolving Loan (optional provision, ☐ applicable, ☐ not applicable)

6.1 If this is a revolving loan contract, the loan amount and term as stated on Article 2 shall be the revolving loan amount and term and the loan term shall start from contract effective date.

6.2 If this is a revolving RMB loan contract, the benchmark lending rate shall use each loan period corresponding to the People's Bank of China benchmark lending rate for the same period.

Article 7: Guarantee

7.1 This is a secured loan, the security for the loan is guarantee.

7.2 The loan guarantee is for maximum amount guarantee, the corresponding maximum guarantee contract is as follows:

Maximum guarantee contract name:  Maximum Guarantee Contract (Code: 2012 New District (Guarantee) No. 1026)

Guarantor: Zhenjiang Wowjoint Heavy-duty Machinery Co. Ltd.

Article 8: Financial Covenants (optional provision, ☐ applicable, ☐ not applicable)

During the effective period of this contract, the Borrower shall comply with the following financial covenants:

N/A

Article 9: Dispute Resolution

The dispute settlement shall adopt method (2):

(1) Submit the dispute to N/A arbitration commission, using the arbitration rules in force at the time of arbitration application submission, in N/A (arbitration venue) for arbitration. Arbitration award is final and binding on both parties.

(2) Litigation on the court where the Lender is located.

Article 10: Other matters

10.1 The contract shall have 3 copies, of which the Borrower, the Lender and the Guarantee Registration Authority each hold 1 copy. All copies are legally valid.

10.2 The following annexes and other mutually agreed upon annexes form an integral part of this contract. These annexes are as legally valid as the contract:

Annex 1: Notice of Withdrawal (format)

Annex 2: Entrust Payment Agreement

Annex 3:

Article 11: Other matters agreed by both parties

N/A

Section 2: Working Capital Loan Contract Terms

Article 1: Interest rates and interest

1.1 If foreign currency borrowings, LIBOR is set two banking days prior to the withdrawal date or the benchmark interest rate adjustment date (11:00am London time) using the same currency interbank offered rate displayed on the Reuters Financial Telecommunication Terminal "LIBOR=" page. HIBOR is set two banking days prior to the withdrawal date or the benchmark interest rate adjustment date (11:15am Hong Kong time) using Hong Kong Dollar interbank offered rate displayed on the Reuters Financial Telecommunication Terminal "HIBOR=" page.

1.2 If the contract loan interest rate uses floating interest rate, original loan interest rate adjustment rules apply to overdue loans.

1.3 If loan interest is settled on a monthly basis, interest settlement date is the 20th day of each month; if quarterly interest settlement, interest settlement date is the 20th day of quarter-end month; if settled on a half-year basis, interest settlement date is June 20th and December 20th.

1.4 The first interest period is from the actual loan withdrawal date to the first interest settlement date; the last interest period is from the prior interest settlement date to the final maturity date; remaining interest period is from the prior interest settlement date to the next interest settlement date.

1.5 The Lender shall adjust lending rates in accordance with the regulations of the People's Bank of China, and the Lender shall not give separate notice to the Borrower.

1.6 At the time of contract signing, agreed lending rate is set using the corresponding benchmark lending rate published the People’s Bank of China plus a floating rate. The Borrower has the right to ask the Lender to re-evaluate and give preferential interest rates. Based on policy of the state, the Borrower’s funded status, change on the Guarantor’s financial status and other considerations, the Lender can on its sole discretion decide to cancel all or part of the preferential interest rates and shall notify the Borrower promptly.

Article 2: Loan withdrawal and payment

2.1 The Borrower must meet the following prerequisites before loan withdrawal, otherwise the Lender has no obligation to make loans to the Borrower, unless the Lender agrees otherwise:

(1) except credit loans, the Borrower has provided corresponding guarantee as requested by the Lender, which has been duly prepared and executed.

(2) There has not been any breach of this contract or other contracts, which the Borrower and the Lender have signed.

(3) Evidence provided for the loan purposes is in line with the agreed loan purposes.

(4) Any other info requested by the Lender.

2.2 The written documents submitted by the Borrower to the Lender shall be original; if original can’t be provided, with the consent of the Lender the Borrower can provide true copies with the official stamp of the Borrower.

2.3 The Borrower shall submit withdrawal notice to the Lender at least five banking days before withdrawal date. Once the withdrawal notice is submitted, without the written consent of the Lender, it shall not be revoked.

2.4 After the Borrower meets the prerequisites for withdrawal or the Lender consents to make loans beforehand, once the Lender transfers the loan funds to the Borrower’s designated account, the Lender is deemed to have made loans to the Borrower in accordance with the contract.

2.5 According to the relevant regulatory requirements and management requirements of the Lender, the Lender shall pay to the transaction counterparties based on the Borrower’s withdrawal request and payment authorization using the entrust payment method, for any loans exceeding certain amount or in compliance with other conditions. To this end, the Borrower and the Lender shall enter into a separate entrust payment agreement as an annex to the contract, and the Borrower shall open or designate an account at the Lender’s branch to handle such entrust payments.

Article 3: Loan repayment

3.1 The Borrower shall repay the loan principal, interest and other payables in full and on time in accordance with the contract. On the last banking day prior to the loan repayment date and the interest payment date, the Borrower shall deposit the full amount of current interest payable, principal payable and other payables at the repayment account opened at the Lender. The Lender shall have the right to initiate deduction on the loan repayment date and interest payment date, or require the borrower to coordinate with the payment deduction procedures. If the amount in the repayment account was insufficient to pay all amounts due, the Lender shall have the right to determine the repayment order.

3.2 If the Borrower wants to apply for early repayment of all or part of the loans, the Borrower shall 10 banking days in advance submit a written application to the Lender. After the Lender consents, the Borrower shall pay compensation to the Lender in accordance with the contract.

3.3 If the Lender consents to early repayment, the Borrower shall pay the loan principal, interest and other payments due and payable up to the prepayment date on that date.

3.4 The Lender shall have the right to demand loan prepayment based on the Borrower’s collection of funds for repayment.

3.5 The interest period is shortened due to early loan repayment by the Borrower or early recovery of loans by the Lender in accordance with the contract, the interest rate level is not adjusted accordingly and remains the same as the original loan rate.

Article 4: Revolving Loan

4.1 Revolving loan under this contract shall be limited to revolving loan usage period. At any time the total balance of borrowing can’t exceed the maximum revolving loan amount. Each loan usage period shall be limited from the actual withdrawal date till the agreed repayment date, the borrowing records shall prevail. In addition the repayment date of the last withdrawn loan can’t exceed the revolving loan usage period.

4.2 If from the contract signing date the Borrower has not made any withdrawal for 3 consecutive months, the Lender has the right to cancel the revolving loan amount.

Article 5: Guarantees

5.1 Except credit loans, the Borrower shall provide to the Lender acceptable, legitimate and effective guarantee as required performance of its obligations under this contract. A separate guarantee contract is to be signed.

5.2 If the collateral suffers any damage, depreciation, ownership disputes, seizure or detention, unauthorized disposition of collateral by the collateral provider, or the guarantor suffers adverse changes in its financial position or other changes which have unfavorable impact on the security claims of the Lender, the Borrower shall promptly notify the Lender and provide other security approved by the Lender.

5.3 The Lender agrees that loans under this contract shall be collateralized by pledge of accounts receivables of the Borrower. During the effective term of the contract, under one of the following circumstances the Lender shall have the right to declare that the loans are immediately due, and require the Borrower to repay immediately some or all of the loan principal and interest or give additional security which is approved by the Lender as legal, valid and sufficient:

(1) Accounts receivables’ bad debt ratio has increased for 2 consecutive months.

(2) Overdue accounts receivables make up 5% or more of the total accounts receivables balance for the same customer.

(3) The guarantor, the customer and/or other third party are involved in trade disputes (including but not limited to quality, technology and service-related disputes) or debt disputes, resulting in accounts receivable not being able to be paid on time.

Article 6: Account management

6.1 The loans are for working capital used by the Borrower in its production and operation, the Borrower shall use the designated account opened at the Lender, which will be used to collect loan repayment funds generated from corresponding sales revenue or planned repayment fund. If the corresponding sales use non-cash settlement, the Borrower shall ensure timely funds transfer to the designated account after receipt of payment.

6.2 The Lender shall have the right to regulate the designated account, including but not limited to understanding and monitoring of money transfer in and out. The Borrower shall coordinate accordingly. If requested by the Lender, the Borrower shall enter into a designated account regulation agreement with the Lender.

Article 7: Representations and warranties

The Borrower makes the following representations and warranties to the Lender, which shall remain in effect during the effective term of the contract:

7.1 The Borrower shall have the legal qualification and ability to sign and perform under this contract.

7.2 Before signing of this contract, all the necessary authorization or approval has been obtained. Signing and performance of this contract is not in violation of the Articles of Association and related laws and regulations. Furthermore there is no conflict with other obligations under other contracts.

7.3 Other scheduled debt payments have been made on time. There is no malicious behavior in terms of delaying payment of bank loan principal and interest.

7.4 Have sound organization and financial management system. In the recent one year of production and operation, there was no major act of violation of laws and regulations, and the current senior management personnel has no serious bad record.

7.5 All documents and information provided to the Lender have been true, accurate, complete and effective; there is no false record, major omission or misleading statement.

7.6 All financial reports provided to the Lender has been prepared in accordance with the Chinese GAAP and have reflected truly, accurately and completely the Borrower’s operation and liabilities status. In addition from the closing date of the latest financial report, there has not been any material adverse change in the financial condition of the Borrower.

7.7 The Borrower has not concealed from the Lender any litigation, arbitration or damage claim event, which the Borrower has been involved in.

Article 8: Borrower’s commitments

8.1 The Borrower shall withdraw and use loans in accordance with the contract terms and the loans can’t be used for fixed asset, stock and other investments. The loans cannot in any form flow into the stock market, futures market and other areas, which are prohibited or restricted by the relevant laws and regulations.

8.2 The Borrower shall repay loan principal, interest and other payables in accordance with this contract.

8.3 The Borrower shall accept and actively cooperate with the Lender to do account analysis, certificate inspection, site investigation, etc., for the purpose of inspect and supervise the use of loan funds. Furthermore the Borrower shall provide periodic summary reports of the use of funds as requested by the Lender.

8.4 The Borrower shall accept credit check by the Lender, shall provide financial information and other information requested by the Lender which reflect the Borrower’s solvency, including balance sheet, income statement, etc., and shall actively assist and cooperate with the Lender in the investigation, understanding and supervision of its production, operation and financial circumstances.

8.5 The Borrower shall not pay dividends and bonuses in any form before paying off the loan principal, interest and other payables under the contract.

8.6 Prior to merger, split, capital reduction, changes in ownership, addition of partners, withdrawal of partners, transfer of major assets and debts, major outside investments, substantial increase in debt financing and any other actions which may adversely affect the interests of the Lender, the Borrower shall obtain prior written consent from the Lender or conduct in ways that satisfy the Lender’s realization of claims.

8.7 If one of the following circumstances occurs, the Borrower shall timely notify the Lender:

(1) Change of the name, seal, articles of incorporation, domicile, legal representative or responsible person, address and other matters.

(2) Going out of business, dissolution, liquidation, being ordered to stop business, revocation of business license, or application (by application) for bankruptcy.

(3) Already or may be involved in major economic disputes, litigation, arbitration, seizure, detention or mandatory enforcement of assets, being investigated by judicial, tax, commerce and other government bodies or having been given punitive measures.

(4) The shareholders, directors, current senior management personnel or investors have been involved in major cases or economic disputes.

8.8 Promptly, fully and accurately disclose to the Lender any related party relationships and transactions.

8.9 Sign all notices mailed or delivered using other methods by the Lender in a timely manner.

8.10 Not to reduce its solvency through disposal of its own assets; provide guarantees to third parties without prejudice to the interests of the Lender.

8.11 If the borrowing is through credit payment, the Borrower shall regularly notify the Lender its external guarantee commitment on complete, true and accurate basis. In addition the Borrower shall sign account regulatory agreement with the Lender if requested. Any external guarantee made by the Borrower may affect its ability to fulfill the obligations under this contract, therefore the Borrower shall obtain the written consent of the Lender in advance.

8.12 Take responsibility for the costs incurred by the Lender for the realization of claims, including but not limited to legal fees, assessment fees, auction fees, etc.

8.13 The Borrower’s debt obligation under the contract shall have priority claim before its debt to shareholders, and shall enjoy equal position as other creditors of similar debt.

8.14 In order to strengthen environmental and social risk management, the Borrower shall agree to the supervision and inspection of the Lender. If the Lender requests, the Borrower shall submit to the Lender reports on environmental and social risk management.

Article 9: Lender’s commitments

9.1 The Lender shall make loans to the Borrower in accordance with the contract.

9.2 The Lender shall keep confidential any non-public data and information related to the Borrower’s finance, production and operation, with the exception of disclosure due to requirements by laws and regulations or otherwise agreed in this contract.

Article 10: Events of default

10.1 One of the following events constitutes a default by the Borrower:

(1) The Borrower has not paid loan principal, interest and other payables in accordance with the contract, has not fulfilled its obligations or is in breach of any representation, warranty or commitment under the contract.

(2) Changes to the guarantee that adversely impact the claims of the Lender have occurred, and the Borrower has not provided the Lender other approved security.

(3) The Borrower is unable to pay any other debt due (including debt being declared for early repayment), or other non-performance or breach of obligations under other agreements, which have or may affect its fulfillment of obligations under this contract.

(4) The Borrower's profitability, solvency, operations, cash flows and other financial indicators drop below the agreed standards, or deterioration has occurred which have or may affect its fulfillment of obligations under this contract.

(5) Major adverse changes to the Borrower’s production, operation, outside investment and so on, which have or may affect its fulfillment of obligations under this contract.

(6) The Borrower has been or may be involved in major economic disputes, litigation, arbitration, seizure, detention or mandatory enforcement of assets, investigation by judicial or administrative authorities or having been given punitive measures, media exposure due to violation of relevant state regulations or policies, which have or may affect its fulfillment of obligations under this contract.

(7) Changes in the Borrower’s principal individual investors, key management personnel’s abnormal changes, being missing, being investigated by judicial authorities or being restricted of personal freedom, which have or may affect its fulfillment of obligations under this contract.

(8) The Borrower uses bogus contracts between related parties and transactions without actual trade in order to get loans and credit from the Lender, or intends to evade the Lender’s claims through related party transactions.

(9) The Borrower has been or may be going out of business, in dissolution, in liquidation, ordered to stop business, in revocation of business license, in application (or by application) for bankruptcy.

(10) The Borrower’s breach of food safety, production safety, environmental protection and other related laws, regulations, regulatory requirements or industry standards, results in accidents or major environmental and social risk incidents, which have or may affect its fulfillment of obligations under this contract.

(11) If the borrowing is through credit payment, the Borrower’s credit rating, profitability level, debt ratio, operating cash flow and other indicators do not meet the Lender’s lending conditions. Or without the written consent of the Lender, the Borrower uses its effective operating assets to mortgage, pledge or issue external guarantees, which may or already have affected its ability to fulfill the obligations under this contract.

(12) Other situations that may adversely impact the realization of the Lender’s claims under this contract.

10.2 If the events of default occur, the Lender shall have the right to take one or more of the following measures:

(1) Require the borrower to cure the default within a time limit.

(2) Stop loans and other financing instrument under this contract and other contracts entered into between the Lender and the Borrower, and cancel some or all of the undrawn loans and other financing instrument.

(3) Declare that all outstanding loans and other financing instrument under this contract and other contracts entered into between the Lender and the Borrower immediately due in order to immediately recover all outstanding amounts.

(4) Require the Borrower to compensate for damages caused to the Lender due to its breach of contract.

(5) Other measures required by laws, regulations and this contract, or deemed necessary by the Lender.

10.3 The Borrower fails to repay loans already due (including being declared immediately due), the Lender has the right to charge penalty interest corresponding to overdue loans starting from the overdue date. If the Borrower fails to pay interest on time, the Borrower shall charge penalty interest on the interest payables using rates corresponding to overdue loans.

10.4 If the Borrower fails to use the loans in accordance with agreed purposes, the Lender shall have the right to charge penalty interest rate corresponding to misappropriated loans on the portion of loans that has been misappropriated, starting from the date of misappropriation. If the Borrower fails to pay interest during the misappropriated loan period, the Lender shall charge penalty interest on the interest payables using rates corresponding to misappropriated loans.

10.5 If 10.3 & 10.4 occur simultaneously, the Lender shall charge the highest penalty rate, but is not allowed to double charge.

10.6 If the Borrower does not repay the loan principal, interest (including default interest and compound interest) and other payments due, the Lender shall have the right to make collection announcements through the media.

10.7 If the Borrower's related parties, control relationship between the Borrower and the related parties, circumstances outside of Article 10.1 (1) & (2) occur to the related parties, which have or may affect its fulfillment of its obligations under this contract, the Lender shall have the right to take all measures in accordance with this contract.

Article 11: Deduction

11.1 If the Borrower fails to repay debt due in accordance with the contract (including debt declared immediately due), the Lender shall have the right to deduct from all of the Borrower’s RMB and foreign currency accounts with the Lender and/or ICBC’s other branches the corresponding amount until the Borrower has fully repaid all debts under the contract.

11.2 If the amount deducted is in a different currency from the debt, the Lender’s applicable exchange rates on the deduction date shall apply. The interest and other costs incurred during the period from the deduction date to the final settlement date (which is the date the Lender in accordance with state foreign exchange management policy deducts the amount, converts to the same currency and clear all debts under the contract), as well as any differences generated due to exchange rate fluctuations during this period shall be borne by the Borrower.

11.3 If the deducted amount by the Lender is insufficient to satisfy all debts of the Borrower, the Lender shall have the right to determine the repayment order.

Article 12: Transfer of rights and obligations

12.1 The Lender shall have the right to transfer part or all of its rights under this contract to a third party, and it is not necessary for the Lender to obtain the consent of the Borrower for such transfer. Without the written consent of the Lender, the Borrower may not transfer any of its rights and obligations under the contract.

12.2 Due to operation and management needs, the Lender or the Industrial and Commercial Bank of China Ltd. ("ICBC") can authorize or delegate ICBC’s other branches to perform the rights and obligations under the contract, or assign claims under this contract to ICBC’s other branches to undertake and manage. The Borrower hereby consents, and it is not necessary for the Lender to obtain further consent from the Borrower. The branch, which undertakes the contract, shall be entitled to exercise all rights under this contract and shall have the right to dispute under this contract through litigation, arbitration or application to enforce claims using its own name.

Article 13: Effectiveness, amendment and termination

13.1 The contract shall be effective starting from the date of signing and shall terminate when the Borrower has fulfilled all of its obligations under this contract.

13.2 Any changes to this contract shall be agreed in writing by both parties. Amended terms or agreements shall form an integral part of the contract and has the same legal effect as this contract. Except the amended portion, the rest of this contract is still valid, and the original terms are still valid before the effective date of the changes.

13.3 The contract amendment and termination does not affect the rights of the parties to seek compensation for losses. The termination of this contract does not affect the validity of the dispute settlement provisions.

Article 14: Application of the laws and dispute resolution

PRC laws are applicable to the contract’s formation, validity, interpretation, performance and dispute settlement. For any controversies and disputes arising out of or relating to this contract, both parties shall first resolve through consultation. If both parties cannot negotiate or negotiation cannot reach an agreement, it shall be resolved through the resolution method stipulated in this contract.

Article 15: Complete contract

Section 1 "Loan Terms" and Section 2 "Working Capital Loan Contract Terms" together form a complete loan contract. The same terms have the same meaning in both sections. Both sections are binding on the Borrower.

Article 16: Notices

16.1 All notices under the contract shall be sent in writing. Unless otherwise agreed, the parties set forth in this contract designated home address for communication and contact. If mailing address or other contact information is changed, the party shall in writing promptly notify the other party.

16.2 If one of the parties refuses to sign or there occurs other situations that cause the notices not able to be delivered, the party may deliver using notary or public announcement method.

Article 17: Other matters

17.1 The Lender’s lack of exercise, partial exercise or delay in exercising any rights under the contract shall not constitute a waiver or change of such rights or other rights, nor shall it affect the further exercise of such rights or other rights.

17.2 Any invalid or unenforceable provision of this contract will not affect the validity and enforceability of other provisions, nor affect the validity of the contract.

17.3 Following the provisions of relevant laws and regulations as well as the requirement of the financial regulatory agencies, the Lender shall have the right to provide information relating to this contract and the Borrower to the People's Bank of China’s credit system and other credit information database established by law, for query and use by appropriately qualified agency or individual. The Lender shall also have the right to query information related to the Borrower through the People's Bank of China’s credit system and other credit information database established by law, for the purpose of establishing and performing under this contract.

17.4 This contract’s use of terms such as "related parties", "related party relationships", "related party transactions", "major individual investors", "key management personnel" and others shall have the same meaning as in the "Accounting Standards for Enterprises No. 36 - - Related Party Disclosures"(Accounting [2006] 3) issued by the Ministry of Finance as well as subsequent amendments to the guidelines.

17.5 The environmental and social risk mentioned in this contract refers to the fact that the Borrower and its important related parties may cause harm to the environment and society during its construction, production and operating activities, including wasteful energy consumption, pollution, land, health, safety, resettlement, environment protection, climate change and other environmental and societal problems.

17.6 The Lender produces and retains loan documents and certificates in accordance with its business practice, which shall constitute effective proof of debtor-creditor relationship between Borrower and Lender and are binding on the Borrower.

17.7 In this contract, (1) any reference to this contract shall include any amendment or supplement; (2) Headings are for reference only and does not constitute any interpretation of this contract, nor shall they constitute any restrictions of the content and scope under the headings; (3) during the performance of this contract, if a withdrawal date or repayment date falls on a non-banking day, the date will be postponed to the next banking day.

Both sides confirm that: both Lender and Borrower have fully discussed all the terms of this contract. The Lender has specifically asked the Borrower to pay special attention to the clauses, which outline the rights and obligations of both parties, and to have comprehensive and accurate understanding of all the terms. The Lender has explained the relevant terms as requested by the Borrower. The Borrower has carefully read and fully understood all the terms of the contract (including Section 1 "Loan Terms" and Section 2 "Working Capital Loan Contract Terms"). Both Lender and Borrower have the same understanding regarding the terms of this contract, and have no objection to the content of the contract.

Lender (seal):

Responsible Person / Authorized Agent:	/s/Xi CaiJiang

Borrower (seal):

Legal Representative / Authorized Agent:	/s/Zhang Fude

Contract signed on:  2012.10.26

Annex 1:

Withdrawal Application

Industrial & Commercial Bank of China (ICBC), ___________________:

In accordance with the "Working Capital Loan Contract" Code ____________ signed by both our company and your bank and dated year ______ month ______ day ______, we hereby apply for the following withdrawal:

1.	We intend to withdraw loan amount ______, in currency ______ on year ______ month ______ day ______.

2.	This loan amount shall mature in _______days, maturity date is year ______ month ______ day ______.

3.	Please transfer the loan funds under this application to our following bank account:

Account name:
Account number:
Opening bank branch:

4.	Based on the Loan Contract and the Entrust Payment Agreement, this loan shall be paid using ☐ Entrust Payment or ☐ Self Payment method.

If using the Entrust Payment method, we hereby authorize and entrust your bank to transfer the loan funds to our bank account, then pay out the loan funds to the following counterparty that satisfies the agreed loan purpose:

Account name:
Account number:
Opening bank branch:

[If this loan needs to pay out to multiple counterparties, please see attached list of counterparty names and account details]

5.	We hereby confirm that:

(1)	The loan funds under this application shall be used in accordance with the stated loan purposes.

(2)	On the application date and loan withdrawal date, we warrant that all of our representations, warranties and promises in the Loan Contract remain true, accurate, complete and effective.

(3)	Up till the application date, no major adverse events have occurred in our production, operation, finance and credit areas.

(4)	Prior to the application date, no act of violation has occurred or will occur under this loan contract or related to this loan contract. We further confirm that on the loan withdrawal date there has not been and will not be any act of violation.

(5)	This application can’t be cancelled after the application is submitted.

Loan Applicant (stamped seal):

Authorized signatory (signature or seal): Zhang Fude

Date of Application: year ______ month ______ day ______

List of Counterparty Names and Account Details

Counterparty 1:

Account name:
Account number:
Opening bank branch:
Payment amount:

Counterparty 2:

Account name:
Account number:
Opening bank branch:
Payment amount:

Counterparty 3:

Account name:
Account number:
Opening bank branch:
Payment amount:

Counterparty 4:

Account name:
Account number:
Opening bank branch:
Payment amount:

Loan Applicant (stamped seal):

Authorized signatory (signature or seal): Zhang Fude